                                                                    EXHIBIT 10.8


                               COLLABORATION AGREEMENT
                      BETWEEN HEALTHCARE COMPUTING SYSTEMS, INC.
                               AND PETER SPITZER, M.D.


In order to facilitate and encourage a continued collaboration between themselves, Healthcare Computing Systems, Inc., a corporation located at 235 High Street, Suite 410, Morgantown, West Virginia 26505 ("HCS") and Peter Spitzer, M.D., an individual located at 11718 Barrington Court, Suite 504, Los Angeles, California 90049 ("PS") hereby agree to the following terms and conditions to govern their relationship under this Agreement.

1.  INTERIM AGREEMENT.

    The parties agree to the following:

    a. That this general Agreement may be replaced, through mutual written consent, by a more definitive agreement at such time as either of the parties fell it is prudent to do so.

    b. That, unless replaced or extended by a subsequent agreement, the term of this Agreement shall be from March 5, 1996 through December 31, 1997.

    c. That, should HCS divide itself into, reorganize into, or create de novo one or more related companies ("HCS Related Companies"), then PS' participation in each such HCS Related Company shall be at least equal to the level of participation (consulting status, equity allocation, participation on Board of Directors, option of becoming an employee, reimbursement for expenses, general terms) as described for participation in HCS below.

2.  CONSULTING RELATIONSHIP.

    a. Until the parties should agree to having PS become an employee, as described in Section 3 below, PS's relationship to HCS shall be that of a consultant and an independent contractor.

    b. Unless otherwise agreed by the parties, PS shall waive his usual and customary hourly consulting fee and shall instead be reimbursed through the allocation of equity in HCS, as described in Section 5 below.

    c. Until and unless changed otherwise by mutual agreement, PS shall bear the HCS title of "Senior Vice President for Corporate Development" and shall report to Dr. Scott Friedman, Chief Executive Officer of HCS.

    d. PS shall assist HCS in defining its business strategy and organizational structure; in creating one or more business plans appropriate for the organization(s) suggested by the business plan(s); in obtaining investment financing for HCS or the HCS Related Companies; and in negotiating business agreements with prospective customers of HCS. Should HCS desire PS' further participation in HCS in additional ways, beyond those specified in the prior sentence, then HCS and PS shall negotiate additional mutually satisfactory additional payments for such increased participation.

    e. PS shall be available for HCS related work at his sole discretion, at times and from locations of PS's choice.

    f. PS shall be considered an independent contractor and is not an employee of HSC. PS shall be responsible for the payment of any taxes based on his gross or net income.

3.  EMPLOYMENT OPTION.

    a. Both parties are interested in the possibility of PS becoming an employee of HCS. Upon initial investor funding of HCS and upon arriving at a mutually satisfactory agreement on PS's position, reporting relationships, responsibilities, salary, and compensation package, PS will have the option of becoming a salaried employee of Healthcare Computing Systems, Inc. (HCS).

    b. Such an employment of PS by HCS would be defined solely in terms of PS's active, conceptual involvement in the day-to-day business of HCS, but will not be defined in the context of a set, timed effort. Upon such employment, PS may render his services at or from any location that he may select.

    c. Should PS become an employee, he shall participate in an employee incentive stock option plan where PS will vest "X" additional shares or "Y" additional percentage points of the total equity of HCS over a time, where X and Y are commensurate with the employee incentive stock option plans of the other top-level employees of HCS.

4.  SEAT ON THE BOARD OF DIRECTORS.

    a. PS will be appointed to the Board of Directors of HCS and any HCS Related Companies that may be formed throughout the term hereof. This appointment is not contingent on PS being, or becoming, an employee of HCS or of any HCS Related Companies.

    b. HCS will procure Officers and Directors' liability insurance as soon as possible and shall add PS as a named insured on such a policy for the term of PS's appointment to such Board hereunder; similarly, such coverage will be obtained for PS' participation in any HCS Related Companies.

5.  EQUITY ALLOCATION.

    Unless and until PS were to become an employee of HCS, PS' primary compensation for his work will be in the form of allocation and receipt of equity in HCS and HCS Related Companies. This allocation of equity to PS shall proceed as follows:

    a. At PS's completion of the first iteration of the business plan and strategy for HCS, PS will receive 5% of the total equity of HCS.

    b. Upon receipt by HCS or HCS Related Companies of the first payment from the funding source (or sources) that have made a commitment to fund the requirements in the business plan(s), PS will receive an additional 2.5% of the total equity of HCS and any HCS Related Companies.

    c. Upon receipt by HCS or HCS Related Companies of the last/final payment from funding source (sources) as above, PS will receive an additional 2.5% of the total equity of HCS and any HCS Related Companies.

    d. Any equity paid as described above shall vest immediately upon its allocation to PS.

    e. HCS' obligation for payment of the equity allocation, as outlined above, and PS's vesting in such equity allocation, shall survive any termination of this Agreement; they shall also apply should PS become an employee of HCS.

    f. Should HCS transform or reorganize into one or more HCS Related Companies, PS's equity allocation in each such HCS Related Company shall be at least equal to the percentages and levels described above.

    g. PS's equity in HCS or any HCS Related Companies shall not be diluted unless, as defined in the Articles of Incorporation of HCS, the Board of Directors votes to dilute the total equity of HCS. Furthermore, any dilution of PS' equity will be less than or equal to the dilution of the shares owned by Cybermarche, Inc., Scott Friedman, Steve Shattls, and Robert Shank. Furthermore, if at any future time the Board of Directors elects to change any of the founder's shares to undilutable shares, PS' equity will also be changed in this way, so that the percentage of undilutable equity that PS holds will be at least equal to and may be more than the percentage of undilutable equity held by any of the individuals above, or at least equal to or may be more than 1/6th the total undilutable equity held by Cybermarche, Inc.

6.  EXPENSES.

    a. PS will be reimbursed in full by HCS for any expenses that he incurs while doing business on the behalf of and/or in the name of HCS.

    b. These expenses will be paid in full in U.S. dollars within 3 weeks from their submission to HCS.

    c. PS shall obtain approval (oral and written) from HCS's Chief Executive Officer in advance of undertaking any travel for or on behalf of HCS and prior to incurring any expenses that are estimated to exceed U.S. $500.

7.  GENERAL.

    a. This Agreement supersedes all prior agreements between the parties, whether written or oral.

    b. Neither party shall be liable to the other for incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, whether or not it has been advised of the possibility of such damages.

    c. Neither party shall be held responsible for any delay or failure in performance under this Agreement arising out of any cause beyond its control or due to any force of nature, events or Acts of God or the non-performance of third parties.

    d. HCS shall fully indemnify, hold harmless and defend PS against any and all claims, or threatened claims, by third parties related PS' actions under this Agreement.

    e. HCS shall obtain a general liability policy as soon as it is feasible, and shall add PS as a named insured under such a general liability policy for the term of PS's services hereunder.

    f. In no event shall PS's liability to HCS or any of its current or prospective agents, employees, shareholders, suppliers or customers, exceed in the aggregate the lesser of: a) the total compensation paid to PS hereunder; or b) the sum of ten thousand dollars ($10,000).

    g. Nothing in this Agreement shall be deemed or construed to restrict PS from providing any products or services of any kinds, to any party, for any reason, under any terms, at any time. In particular, but without limitation, nothing in this Agreement shall be deemed or construed to restrict PS from developing or providing any products or services to any parties other than HCS, including without limitation, management, clinical and computer systems and services related consulting, and computer systems, software and hardware, even if these should be similar in scope, methodology or result to work performed under this Agreement. Nothing in this Agreement shall prevent either party from performing work of any kind (including developing or providing any products or services) for any third parties, including without limitation customers, affiliates, or competitors of the other party. Nothing in this Agreement shall prevent either party from recruiting or contracting with any employees, agents or subcontractors of the other party. Nothing in this Agreement shall be deemed or construed to prevent PS from establishing any type of an organization or from becoming affiliated (in any conceivable manner) with any third parties at any time.

    h. Should any dispute arise between the parties, HCS and PS shall use their best efforts to resolve such dispute amicably, expeditiously and fairly and shall document the resolution of such dispute in writing. Any disputes that cannot be resolved amicably shall be exclusively resolved by binding arbitration in Los Angeles, California under the then prevailing rules of the American Arbitration Association. The decision of the arbitrator will be entitled to enforcement in any court of competent jurisdiction. As part of the award, the prevailing party shall be entitled to recover reasonable fees for its time and to recover all costs, including attorney fees and costs, incurred in enforcing its rights under this Agreement.

    i. The Parties have each had the opportunity to review this Agreement with their legal counsel. Neither party shall be considered to be the author of this Agreement

    j. In the event that a court of competent jurisdiction and last resort holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement shall remain in full force and effect.

Accepted by:
-----------


                   HCS                                     PS


    /s/ Scott Friedman, M.D.  3/15/96       /s/ Peter Spitzer, M.D.  3/16/96
    ----------------------------------      ---------------------------------
    Signature                 Date          Signature                 Date



         Scott Friedman, M.D.                    Peter Spitzer, M.D.
    ------------------------------
              Name



         Chief Executive Officer
    ------------------------------
              Title

                              AMENDMENT AND ADDENDUM TO
                "COLLABORATION AGREEMENT BETWEEN HEALTHCARE COMPUTING
                        SYSTEMS, INC. AND PETER SPITZER, M.D."


    This Amendment and Addendum to the "Collaboration Agreement between Healthcare Computing Systems, Inc. and Peter Spitzer, M.D." executed March 16, 1996 ("the Agreement") is entered into by and among Healthcare Computer Systems, Inc. ("HCS"), Peter Spitzer, M.D. ("Spitzer") and CareFlow/Net, Inc. ("CareFlow").

    1. The parties acknowledge that Spitzer has fully performed all of his obligations to HCS pursuant to the Agreement. As consideration in full for performance of his obligations under the Agreement and for all of his efforts relating to the formation and development of HCS, CareFlow and their respective business, Spitzer has been issued 100 shares of the Common Stock of HCS ("Spitzer's Shares"). Spitzer shall retain Sptizer's Shares, and they shall constitute full satisfaction of any and all obligations of HCS, CareFlow or any successor or affiliate of HCS or CareFlow to Spitzer regarding compensation or issuance of equity for his efforts to date, or his retention as a consultant or participation as an officer or director, pursuant to the Agreement or otherwise.

    2. Spitzer shall receive his pro-rata portion of stock in CareFlow or any successor entity (which shall be personally delivered to him as soon as any shares in CareFlow or any successor are issued) based on the same formula as the Founding Shareholders of HCS (i.e., Friedman, Shank, Shattle, Kankanahalli, Jagannathan, Claetus, Karinthi and the Reddys, both of whose shares are in the name of their daughter). Spitzer's Shares will be subject, on an identical basis with the shares held by the Founding Shareholders, to any escrow provisions required of pre-offering shares by Blair or the managing underwriter or placement agent in connection with any public or private financing of HCS, CareFlow or any successor entity, provided, however, that Spitzer's Shares shall not be subject to any lock up agreement or other contractual restriction on sale and may be sold directly or through any broker or dealer of his choice in accordance with the provisions of Rule 144 and/or other applicable federal and state securities laws.

    3. HCS and CareFlow have permission to use all materials previously delivered by Spitzer to HCS, including materials copyrighted by Spitzer and including but not limited to the business plan Spitzer prepared for HCS. Such use shall be on a non-exclusive basis, and shall be subject to the terms and conditions of the Agreement.

    4. Neither HCS nor CareFlow shall use Spitzer's name for commercial purposes without his prior written permission.

    5. Spitzer hereby resigns as a director of HCS effectively immediately, and acknowledges that neither HCS, CareFlow nor any successor entity shall be obligated to appoint Spitzer to be an officer, director, consultant or employee.

    6. Except as expressly modified herein, the Agreement shall remain in full force and effect.

HEALTHCARE COMPUTING SYSTEMS, INC.



By:  /s/ Scott Friedman           Dated As of January 28, 1997
     ------------------------------
    Scott Friedman, M.D.
    President

CAREFLOW/NET, INC.


By:  /s/ J. Calvin Kaylor         Dated As of January 28, 1997
     ------------------------------
    J. Calvin Kaylor
    President



     /s/ Peter Spitzer            Dated As of January 28, 1997
     ------------------------------
    Peter Spitzer, M.D.